                                                                     EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 46 to Registration  Statement No. 33-14567 on Form N-1A of our reports dated
February 8, 2008 relating to the financial  statements and financial  highlights of American Century Variable Portfolios, Inc., including VP Capital Appreciation
Fund, VP Balanced Fund, VP International Fund, VP Value Fund, VP Income & Growth
Fund,  VP Ultra Fund,  VP Vista Fund, VP Large Company Value Fund and VP Mid Cap
Value Fund,  appearing  in the Annual  Report on Form N-CSR of American  Century
Variable  Portfolios,  Inc. for the year ended  December  31,  2007,  and to the references to us under the headings  "Financial  Highlights" in the Prospectuses and "Independent  Registered Public Accounting Firm" and "Financial  Statements"
in the Statement of Additional Information, which are parts of such Registration
Statement.

/s/ Deloitte & Touche LLP
--------------------------------------
DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 7, 2008